UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 5 − Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2008, Stuart Sinclair tendered his notice of resignation as Director, and President and Chief Operating Officer of, Aspen Insurance Holdings Limited (‘‘Aspen’’). Mr. Sinclair also tendered his notice of resignation from positions at Aspen’s wholly-owned subsidiaries Aspen Insurance UK Limited (‘‘Aspen U.K.’’) and Aspen Insurance Limited (‘‘Aspen Bermuda’’).

Under the terms of his Service Agreement dated August 3, 2006, Mr. Sinclair is required to provide Aspen with 12 months’ notice of termination of employment. It is anticipated that Mr. Sinclair will continue to perform his duties as Director and President and Chief Operating Officer of Aspen as well as director of Aspen U.K. and Aspen Bermuda until April 17, 2008, while serving the remainder of his notice period on garden leave.

Julian Cusack, a Director of Aspen and Chief Executive Officer and Chairman of Aspen Bermuda will be appointed Aspen’s Chief Operating Officer from April 17, 2008. Mr. Cusack’s new role will include responsibility for Aspen’s Actuarial, Risk Management, Compliance and Legal departments. Richard Houghton, a Director and Chief Financial Officer of Aspen, will be responsible for operational oversight of Aspen’s Human Resources, Information Technology and Insurance/Reinsurance Claims departments.

Section 7 − Regulation FD

Item 7.01 Regulation FD Disclosure

On March 17, 2008, Aspen issued a press release announcing the resignation of Stuart Sinclair and the expansion in the roles of Julian Cusack and Richard Houghton, which has been attached as Exhibit 99.1.

Section 9 − Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibits are furnished under Item 7.01 as part of this report:

99.1	Press Release of the Registrant, dated March 17, 2008.

The information furnished under Item 7.01 ‘‘Regulation FD Disclosure’’ shall not be deemed ‘‘filed’’ for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: March 17, 2008	By: /s/ Richard Houghton Name: Richard Houghton Title: Chief Financial Officer